UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Guidewire Software, Inc.

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GUIDEWIRE SOFTWARE, INC.

2850 S. Delaware St., Suite 400

San Mateo, California 94403

Supplement to the Proxy Statement Dated November 18, 2019 for the Guidewire Software, Inc.

Annual Meeting of Stockholders to be held on December 17, 2019

Explanatory Note

This supplement (the “Supplement”) supplements the definitive proxy statement filed by Guidewire Software, Inc. (the “Company”) on November 18, 2019 (the “Proxy Statement”) in connection with its 2019 Annual Meeting of Stockholders to be held on December 17, 2019 (the “2019 Annual Meeting”).

Supplemental Disclosures

December 9, 2019. In response to recent feedback from investor representative organizations, the Company is providing additional clarity regarding director Michael Keller’s compensation for his consultant role as chairman of the Company’s Strategic Customer Advisory Council.

As disclosed in the Proxy Statement, Mr. Keller served in a consultant role as chairman of the Company’s Strategic Customer Advisory Council, a role he began in April 2019. For this role, he received compensation of less than $120,000 in fiscal year 2019. Mr. Keller’s consulting role and payments for serving as a consultant ended when he was appointed to the Company’s Board of Directors on September 3, 2019.

In connection with his appointment as a director, the Board of Directors also determined that Mr. Keller is independent under the Company’s corporate governance guidelines and New York Stock Exchange rules. The Board of Directors took into account factors that could affect Mr. Keller’s independence and decision making and determined that Mr. Keller is independent and a valuable member of the Board of Directors and Compensation Committee.

Except as described above, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement. The Proxy Statement, this Supplement and the Company’s 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Voting

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you have not already voted, you are urged to vote as soon as possible. If you would like to change or revoke your prior vote on any proposal or to vote, please refer to the Proxy Statement for instructions on how to do so.

The 2019 Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions while attending the 2019 Annual Meeting online at www.virtualshareholdermeeting.com/GWRE2019.